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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46108) pertaining to the amended and restated 1998 Stock Plan and 2000 Employee Stock Purchase Plan of Stanford Microdevices, Inc. of our report dated January 18, 2001 with respect to the consolidated financial statements and schedule of Stanford Microdevices, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ Ernst & Young LLP

San Jose, California
March 26, 2001